EXHIBIT 99.2

WAMU 05-AR13 Pay Rules

Pay Principal as follows
Pay Pro Rata:
a) A-1A1
b) A-1A2
c) sequentially in the order of A-1B1 and A-1B2
d) A-1B3
e) sequentially in the order of A-1C1, A-1C2 and A-1C3
f) A-1C4

Losses
the combination of A-1B1, A-1B2 and A-1B3 is mezz support to the combination of A-1A1 and A-1A2 the combination of A-1C1, A-1C2 , A-1C3 and A-1C4 is mezz support to the the combination of A-1B1, A-1B2 and A-1B3.

MTA 3.163
1month LIBOR 3.83

All Class A-1 bonds and Class B Bonds receive a LIBOR-based interest rate, except A-1A2.
A-1A2 pays MTA+1.45, and does not receive the benefit of carryover shortfall payback nor cash from the Yield maintenance agreement